UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported) – November 18, 2003

PHOTOGEN TECHNOLOGIES, INC.

(Exact name as specified in its charter)

NEVADA	0-23553	62-1742885
(State or other jurisdiction of Incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

6175 Lusk Boulevard San Diego, California		92121
(Address of principal executive offices)		(Zip Code)

(858) 410-5601
(Registrants’ telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

ITEM 4.  CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

On November 14, 2003 BDO Seidman, LLP informed Photogen Technologies, Inc. that they were declining to stand for re-election as Photogen Technologies, Inc.’s auditors.  On November 18, 2003, Photogen Technologies, Inc.’s Board of Directors, upon recommendation of the Audit Committee, engaged Moss Adams LLP as independent auditor, replacing BDO Seidman, LLP.

BDO Seidman, LLP’s reports on Photogen Technologies, Inc.’s financial statements for the past two years did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles other than a qualification related to the entity’s ability to continue as going concern.

During Photogen Technologies, Inc.’s two most recent fiscal years and through the date of BDO Seidman, LLP’s declination to stand for re-election, there were no disagreements with BDO Seidman, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to BDO Seidman, LLP’s satisfaction, would have caused BDO Seidman, LLP to make reference to the subject matter in connection with its report of the financial statements for such years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-B.

Photogen Technologies, Inc. has provided BDO Seidman, LLP with a copy of the above disclosures.  Attached as Exhibit 16 is a copy of BDO Seidman, LLP’s letter, dated November 18, 2003, stating its agreement with such statements.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)  Exhibits.  The following exhibit is filed as part of this report:

Exhibit 16	Letter from BDO Seidman, LLP to the Securities & Exchange Commission dated November 18, 2003.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the Company has caused this report to be signed by the undersigned hereunto duly authorized.

PHOTOGEN TECHNOLOGIES, INC.

	By:	/s/ Brooks Boveroux
Brooks Boveroux, Chief Financial Officer

Dated: November 18, 2003

EXHIBIT INDEX

Exhibit No.	Description

16	Letter from BDO Seidman, LLP to the Securities & Exchange Commission dated November 18, 2003